                            SCHEDULE 14A INFORMATION

                       Proxy Statement Pursuant to Section
                  14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement              [ ]  Confidential, For Use of the Commission
[X]  Definitive Proxy Statement                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                                Fifth Third Funds
                                3435 Stelzer Road
                              Columbus, Ohio 43219
                (Name of Registrant as Specified in its Charter)

                              Alan G. Priest, Esq.
                                  Ropes & Gray
                               One Franklin Square
                       1301 K Street, N.W., Ste. 800 East
                             Washington, D.C. 20005

                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies: N/A

     (2)  Aggregate number of securities to which transaction applies: N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined).: N/A

     (4)  Proposed maximum aggregate value of transaction: N/A

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid: N/A
          2)   Form, Schedule or Registration Statement No.: N/A
          3)   Filing Party: N/A
          4)   Date Filed: N/A

Notes:

                       IMPORTANT SHAREHOLDER INFORMATION

                               Fifth Third Funds
                        Fifth Third Equity Income Fund

   This document contains your proxy statement and proxy card. A proxy card is, in essence, a ballot. When you vote your proxy, you tell us how to vote on your behalf on important issues relating to the Fifth Third Equity Income Fund ("Equity Income Fund"). The proxy card may be completed by checking the appropriate box voting for or against the specific proposal relating to the Equity Income Fund. If you simply sign the proxy without specifying a vote, your shares will be voted in accordance with the recommendations of the Board of Trustees.

   We urge you to take the time to read the proxy statement, fill out the proxy card, and return it to us or vote by telephone or internet. Voting your proxy, and doing so promptly, enables the Equity Income Fund to avoid conducting additional mailings. When shareholders do not return their proxies in sufficient numbers, we will incur the expense of follow-up solicitations.

   Please take a few moments to exercise your right to vote. Thank you.

                               FIFTH THIRD FUNDS
                              Equity Income Fund

                  NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 24, 2002

   NOTICE IS HEREBY GIVEN that a Special Meeting (the "Meeting") of holders of units of beneficial interest ("Shares") of the Fifth Third Equity Income Fund (the "Equity Income Fund") will be held at 9:00 a.m. (Eastern Time) on July 24, 2002 at the Equity Income Fund's administrative offices, 3435 Stelzer Road, Columbus, Ohio 43219, for the following purposes:

    1. To amend the investment objective of the Equity Income Fund;

    2. To transact such other business as may properly come before the Meeting or any adjournment thereof.

   The proposals referred to above are discussed in the Proxy Statement attached to this Notice. Each shareholder is invited to attend the Meeting in person.

   Shareholders of record at the close of business on June 4, 2002 are entitled to notice of, and to vote at, this Meeting or any adjournment thereof.

   Shareholders are requested to promptly execute and return promptly in the enclosed envelope the accompanying proxy card (or vote by telephone or Internet) which is being solicited by the Equity Income Fund's Board of Trustees. This is important to ensure a quorum at the Meeting. Proxies may be revoked at any time before they are exercised by submitting to Fifth Third Funds, 3435 Stelzer Road, Columbus, Ohio 43219, a written notice of revocation or a subsequently executed proxy or by attending the Meeting and voting in person.

                                          By Order of the Trustees,

                                        /s/ Rodney L. Ruehle
                                          Rodney L. Ruehle
                                          Secretary
                                          Fifth Third Funds

Columbus, Ohio
June 13, 2002

                               Fifth Third Funds
                        Fifth Third Equity Income Fund
                               3435 Stelzer Road
                             Columbus, Ohio 43219

                                                                  June 13, 2002

Dear Fifth Third Equity Income Shareholder:

   The purpose of this proxy is to announce that a Special Meeting ("Meeting") of shareholders of the Fifth Third Equity Income Fund ("Equity Income Fund") has been scheduled for July 24, 2002. The purpose of this Meeting is to submit to the shareholders a vote to amend the investment objective of the Equity Income Fund and to transact such other business as may properly come before the Meeting or any adjournment thereof.

   While you are, of course, welcome to join us at the Meeting, most shareholders cast their votes by filling out and signing the enclosed proxy card (or vote by telephone or the Internet). In order to conduct the Meeting, a majority of shares must be represented either in person or by proxy. Whether or not you plan to attend the Meeting, we need your vote. Please mark, sign, and date the enclosed proxy card and return it promptly in the enclosed, postage-paid envelope so that the maximum number of shares may be voted (or vote by telephone or the Internet).

   We encourage you to read the enclosed proxy statement thoroughly. In addition, we have included on the next page a list of some commonly asked questions and answers. If you have any additional questions, please call the Fund directly at 1(800) 282-5706.

   Your vote is very important to us. As always, we thank you for your confidence and support.

                                          Sincerely,

                                        /s/ Jeffrey C. Cusick
                                          Jeffrey C. Cusick
                                          Vice President
                                          Fifth Third Funds

            PLEASE SIGN AND RETURN THE ENCLOSED PROXY BALLOT CARD.
                          YOUR VOTE IS VERY IMPORTANT

                               FIFTH THIRD FUNDS
                        FIFTH THIRD EQUITY INCOME FUND

Q. WHY IS THE BOARD OF TRUSTEES PROPOSING TO AMEND THE INVESTMENT OBJECTIVE OF THE EQUITY INCOME FUND?

A. After considering the Equity Income Fund's present investment objective, the Board of Trustees of Fifth Third Funds has determined that shareholders will be better served by an investment objective that places less emphasis on income producing equities and a greater emphasis on capital appreciation. Thus, the proposed new investment objective will be to seek long-term capital appreciation with current income as a secondary objective.

Q. WHAT WILL HAPPEN TO MY INVESTMENT IN THE EQUITY INCOME FUND IF THIS PROPOSAL IS APPROVED?

A. If the proposal is approved, Fifth Third Asset Management Inc. will implement the new objective on or about August 1, 2002. In making future investments, the Equity Income Fund assets will be invested according to the principal objective of seeking long-term capital appreciation with current income as a secondary objective. This will involve restructuring the Equity Income Fund's portfolio over a relatively short period of time and is expected to increase portfolio turnover. Should shareholders approve the above-described amendment to the investment objective, Fifth Third Funds will rename the Equity Income Fund as the Fifth Third Disciplined Large Cap Value Fund in order to accurately reflect the revised investment objective.

Q. WHAT IF I DO NOT RETURN MY PROXY VOTING BALLOT?

A. In order to conduct the shareholder Meeting, a quorum must be present, in person or by proxy. A quorum is defined as representation of over 50% of the shares outstanding for the Fund as of July 24, 2002. In the event that not enough shareholders return the enclosed proxy ballot card to achieve quorum, we will be forced to incur additional expenses associated with additional solicitations. In order to avoid additional costs, please return the completed proxy ballot as soon as possible.

Q. HOW DOES THE BOARD SUGGEST THAT I VOTE?

A. After careful consideration, the Trustees of the Equity Income Fund, including the independent Trustees, unanimously recommend that you vote "FOR" amending the investment objective of the Equity Income Fund. The Board also wishes to urge you to vote and return all the proxy ballot cards you receive.

Q. WHO SHOULD I CALL WITH QUESTIONS ABOUT THIS PROXY?

A. If you have any questions regarding this proxy, please contact your Investment Representative or the Fund directly at 1(800) 282-5706.

      THE INFORMATION PROVIDED IN THIS "Q&A" IS SUPPORTED BY DISCLOSURES CONTAINED IN THE ACCOMPANYING PROXY STATEMENT. SHAREHOLDERS SHOULD READ THE
                       PROXY STATEMENT PRIOR TO VOTING.

                               Fifth Third Funds
                               3435 Stelzer Road
                             Columbus, Ohio 43219
                                (800) 282-5706

                                PROXY STATEMENT

   The enclosed proxy is solicited on behalf of the Board of Trustees (the "Trustees") of Fifth Third Funds. The proxy is revocable at any time before it is voted by sending written notice of the revocation or a subsequently executed proxy to the Equity Income Fund at the above address or by appearing personally and electing to vote on July 24, 2002 at the Meeting of shareholders of the Equity Income Fund at 9:00 a.m. (Eastern Time) at 3435 Stelzer Road, Columbus, Ohio 43219. The cost of preparing and mailing the Notice of Meeting, the proxy card, this proxy statement and any additional proxy material has been or is to be borne by the Equity Income Fund. Proxy solicitations will be made primarily by mail, but may also be made by telephone, fax or personal interview conducted by certain officers or employees of Fifth Third Funds or Fifth Third Funds' service providers or, if necessary, a commercial firm retained for this purpose. Brokerage firms and others will be reimbursed for their expenses in forwarding solicitation materials to the beneficial owners of Shares of the Equity Income Fund. In the event that the shareholder signs and returns the proxy ballot, but does not indicate a choice as to any of the items on the proxy ballot, the proxy attorneys will vote those Shares in favor of such proposal(s).

   Only shareholders of record at the close of business on June 4, 2002 will be entitled to vote at the Meeting. On June 4, 2002, the Equity Income Fund had outstanding the following number of Shares, each Share being entitled to one vote, and each fractional Share being entitled to a proportionate fractional vote on each matter to be acted upon at the Meeting:

      Equity Income Fund
      Institutional:  7,414,628.035
      Investment A: 1,205,553.466
      Investment B:   272,066.673
      Investment C:    55,768.101

   As of June 4, 2002 the Trustees of Fifth Third Funds believe that Fifth Third Bank and its bank affiliates had investment authority with respect to 78.6% of the Equity Income Fund's Shares. As a consequence, Fifth Third Bank may be deemed to be a controlling person of the Equity Income Fund under the 1940 Act.

   The following table sets forth, as of June 4, 2002 (unless otherwise indicated), the beneficial ownership of each shareholder known to management of the Equity Income Fund to own beneficially more than 5% of the outstanding Shares of the Equity Income Fund. Unless otherwise indicated, the Equity Income Fund believes that the beneficial owners set forth in the table have sole voting and investment power.

                   Equity Income Fund--Institutional Shares

Name and Address            Number of Shares Owned        Percent of Class
----------------            ----------------------        ----------------
Fifth Third Bank                   6,762,141                    91.2%
38 Fountain Square Plaza
Cincinnati, OH 45263

   The following table sets forth, as of June 4, 2002 (unless otherwise indicated), the beneficial ownership of the Trustees and Officers of the Equity Income Fund, individually and as a group.

                              Equity Income Fund

           Name               Institutional         Investment A         Investment B         Investment C
           ----            -------------------- -------------------- -------------------- --------------------
                           Number of            Number of            Number of            Number of
                            Shares   Percent of  Shares   Percent of  Shares   Percent of  Shares   Percent of
                             Owned     Class      Owned     Class      Owned     Class      Owned     Class
                           --------- ---------- --------- ---------- --------- ---------- --------- ----------
Edward Burke Carey             0         --         0         --         0         --         0         --
J. Joseph Hale, Jr.            0         --         0         --         0         --         0         --
David J. Durham                0         --         0         --         0         --         0         --
John E. Jaymont                0         --         0         --         0         --         0         --
Jeffrey C. Cusick              0         --         0         --         0         --         0         --
Rodney L. Ruehle               0         --         0         --         0         --         0         --
Adam S. Ness                   0         --         0         --         0         --         0         --
Warren Leslie                  0         --         0         --         0         --         0         --
Trustees and Officers as a
 Group                         0         --         0         --         0         --         0         --

   For purposes of determining the presence of a quorum and counting votes on the matters presented, Shares represented by abstentions and "broker non-votes" will be counted as present, but not as votes cast, at the Meeting. Under the Investment Company Act of 1940, as amended (the "1940 Act"), the affirmative vote necessary to approve the matter under consideration may be determined with reference to a percentage of votes present at the Meeting, which would have the effect of treating abstentions and non-votes as if they were votes against the proposal.

   Investment Advisor--Fifth Third Asset Management Inc., 38 Fountain Square Plaza, Cincinnati, Ohio 45263.

   Administrator--Fifth Third Bank, 38 Fountain Square Plaza, Cincinnati, Ohio 45263.

   Principal Underwriter--Fifth Third Funds Distributor, Inc., 3435 Stelzer Road, Columbus, Ohio 43219.

   The Fund's executive offices are located at 3435 Stelzer Road, Columbus, Ohio 43219.

   Copies of the Fund's Annual Report dated July 31, 2001, and Semi-Annual Report dated January 31, 2002, are available upon request and may be obtained without charge by writing to Fifth Third Funds, 3435 Stelzer Road, Columbus, Ohio 43219 or calling 1(800) 282-5706.

                                 INTRODUCTION

   This Meeting is being called for the following purposes: (1) to amend the Equity Income Fund's investment objective, and (2) to transact such other business as may properly come before the Meeting or any adjournment thereof.

   Approval of each of Proposals 1 and 2 requires the affirmative vote of the lesser of: (a) 67% or more of the outstanding Shares of the Equity Income Fund present at the Meeting, if the holders of more than 50% of the outstanding Shares are present or represented by proxy, or (b) more than 50% of the outstanding Shares of the Equity Income Fund.

                                 PROPOSAL (1)

            TO AMEND THE EQUITY INCOME FUND'S INVESTMENT OBJECTIVE

   After considering the present investment objective of the Equity Income Fund, the Trustees of Fifth Third Funds have concluded that it would be in the best interests of the Equity Income Fund's shareholders to amend the Equity Income Fund's objective.

   The Equity Income Fund's investment objective would be amended as follows:

Current Fundamental Objective                        Proposed Fundamental Objective
-----------------------------                        ------------------------------
High level of current income consistent with capital Long-term capital appreciation with current income as
  appreciation.                                        a secondary objective.

Analysis Of Proposed Change

   Currently, the Equity Income Fund's investment objective directs Fifth Third Asset Management Inc. (the "Advisor") to concentrate on seeking a high level of income. Capital appreciation is a consideration, but only acts to restrict investments motivated by the pursuit of a high level of current income. However, both in current market conditions and, more importantly, over longer time periods, the Advisor believes that concentrating primarily on capital appreciation, with current income as a secondary objective, holds the most promise of maximizing performance for shareholders. Of course, in the past, and almost certainly in the future, there will be periods where a strategy of primarily seeking income will produce greater total returns than primarily seeking capital appreciation. Moreover, pursuing capital appreciation as a primary objective, with current income reduced to a secondary objective, will be likely to alter the character of the Equity Income Fund's total return (which, like all total returns, is a combination of the capital appreciation and current income achieved by a fund). Under the current investment objective, a greater proportion of total return is likely to be current income (i.e., dividends or interest) than will be the case under the proposed investment objective, which is likely to produce total return more heavily weighted to capital appreciation. While the higher level of total return hoped for under the new investment objective should be generally beneficial to shareholders, it may not be desirable for shareholders whose primary investment goal is a high level of current income. Such shareholders may wish to consider other Funds of Fifth Third Funds which have as their primary goal the production of income, e.g., the Fifth Third Bond Fund or the Fifth Third Strategic Income Fund. Of course, there can be no assurance that the Equity Income Fund will succeed in meeting its new investment objective. Nonetheless, the management of the Equity Income Fund believes that the proposed new objective, with its focus on capital appreciation, while still seeking income, holds more potential for maximizing the Equity Income Fund's performance over long periods than the current investment objective.

   If the proposal is approved, Fifth Third Asset Management Inc. will restructure the Equity Income Fund's portfolio over a relatively short period of time. This will generate a fairly high level of portfolio turnover initially and is expected to somewhat increase the portfolio turnover rate subsequent to completion of the restructuring. Higher turnover rates will generally result in higher transaction costs to the Equity Income Fund and may result in higher levels of taxable realized gain to the Equity Income Fund's shareholders. To the extent portfolio turnover results in the realization of short-term capital gains, such gains will generally be taxed to shareholders at ordinary income tax rates. The portfolio manager will attempt to limit taxable distributions by realizing losses to offset gains whenever appropriate.

   Should the investment objective be amended as proposed, the investment strategies of the Equity Income Fund would also be amended to reflect an investment focus on value oriented stocks. Under these amended strategies, the Equity Income Fund would, under normal circumstances, invest at least 80% of its assets in equity securities of large capitalization companies. Large capitalization companies are currently defined as U.S. companies with at least $5 billion in market capitalization. The Equity Income Fund would build a portfolio of equity securities that the Advisor believes is undervalued and has potential for capital appreciation and income. When selecting equity securities, the Advisor will consider an issuer's balance sheet stability, cash flow, and potential earnings growth. While some stocks may be purchased primarily for income, most stocks will be purchased for capital appreciation. The Equity Income Fund expects to earn current income mainly from stock dividends which may be supplemented by interest on convertible bonds and dividends on preferred stock. The Equity Income Fund's non-fundamental policy with respect to investing 80% of its assets in equity securities of large capitalization companies may be changed only after 60-day advance notice to shareholders. The Equity Income Fund's policy with respect to the focus on value oriented stocks could be amended at any time without such notice.

   Should the investment objective be amended as proposed, the benchmark index for the Equity Income Fund will change from the S&P 500(R) Index to the Russell 1000(R) Value Index in order to better represent the Equity Income Fund's investment strategies for comparison purposes. The Russell 1000(R) Value Index is a widely recognized, unmanaged index of common stocks that measures the performance of those Russell 1000(R) companies with lower price-to-book ratios and lower forecasted growth values.

   An amendment to the investment strategies would result in a potentially greater investment exposure to value oriented stocks. Value stocks are those that appear to be underpriced based upon valuation measures, such as lower price-to-earnings ratios and price-to-book ratios. Value stocks present the risk that they may not perform as well as other types of stocks, such as growth stocks.

   Should shareholders approve the above-described amendment to the investment objective, Fifth Third Funds will rename the Equity Income Fund as the Fifth Third Disciplined Large Cap Value Fund in order to accurately reflect the revised investment objective and strategies.

Required Vote and Board of Trustees' Recommendation

   After due deliberation, on April 10, 2002, the Trustees unanimously approved the amendment of the Equity Income Fund's investment objective and resolved that the proper time had come to present the issue to the shareholders. Shareholder approval of the proposed amendment to the investment objective requires the affirmative vote of: (a) 67% or more of the Shares of the Fund as a whole present at the Meeting, if the holders of more than 50% of the outstanding Shares are present or represented by proxy; or (b) more than 50% of the outstanding Shares of the Fund as a whole, whichever is less.

The Trustees unanimously recommend that shareholders of the Equity Income Fund vote to amend the investment objective of the Equity Income Fund.

                                 PROPOSAL (2)
             TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME
                 BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF

   While the Meeting is called to act upon any other business that may properly come before it, at the date of this proxy statement the only business which the management intends to present or knows that others will present is the business mentioned in the Notice of a Special Meeting. If any other matters lawfully come before the Meeting, and in all procedural matters at said Meeting, it is the intention that the enclosed proxy shall be voted in accordance with the best judgment of the persons named as proxies, or their substitutes, present and acting at the Meeting.

   If at the time any session of the Meeting is called to order, a quorum is not present, in person or by proxy, the persons named as proxies may vote those proxies which have been received to adjourn the Meeting to a later date. In the event that a quorum is present, but sufficient votes in favor of one or more of the proposals have not been received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies with respect to any such proposal. All such adjournments will require the affirmative vote of a majority of the Shares present in person or by proxy at the session of the Meeting to be adjourned. The persons named as proxies will vote those proxies which they are entitled to vote in favor of the proposal, in favor of such an adjournment, and will vote those proxies required to be voted against the proposal, against any such adjournment. A vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if sufficient votes for its approval have been received and it is otherwise appropriate.

   Fifth Third Fund' Declaration of Trust and Bylaws do not provide for annual shareholder meetings, and no such meetings are planned for 2002. Proposals that shareholders would like to have included in a proxy statement for any future meeting must be received by Fifth Third Funds within a reasonable period of time prior to printing and mailing proxy materials for such meeting.

   If you do not expect to attend the Meeting, please sign your proxy card promptly and return it in the enclosed envelope to avoid unnecessary expense and delay. No postage is necessary. Shareholders may also vote by telephone or the Internet.

   YOUR VOTE IS IMPORTANT. YOU CAN HELP THE FUND AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY:

   MARKING, SIGNING, DATING, AND RETURNING THE ENCLOSED PROXY. (THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES). SHAREHOLDERS MAY ALSO VOTE BY TELEPHONE OR THE INTERNET.

   IF YOU ARE UNABLE TO ATTEND THE MEETING, PLEASE VOTE BY ONE OF THE ABOVE METHODS SO THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE MEETING.

                                FIFTH THIRD FUNDS
                         FIFTH THIRD EQUITY INCOME FUND

                         PROXY FOR A SPECIAL MEETING OF
                          SHAREHOLDERS ON JULY 24, 2002

     This proxy is solicited by the Board of Trustees of Fifth Third Funds for use at a Special Meeting ("Meeting") of shareholders of the Fifth Third Equity Income Fund ("Equity Income Fund") to be held on July 24, 2002 at 9:00 a.m. Eastern Time at 3435 Stelzer Road, Columbus, Ohio 43219.

     The undersigned hereby appoints Jeffrey C. Cusick and Rodney L. Ruehle, each of them with full power of substitution as proxies of the undersigned, to vote, as designated below, at the above-stated Meeting and at any and all adjournments thereof, all units of beneficial interest in the Fund held of record by the undersigned on the record date for the Meeting, upon the following matters and upon any other matter which may come before the Meeting in their discretion:

PROPOSAL (1) To amend the investment objective of the Equity Income Fund.

  FOR                           AGAINST                   ABSTAIN
  [ ]                             [ ]                       [ ]


PROPOSAL (2) Transaction of such other business as may properly come before the Meeting.

  FOR                           AGAINST                   ABSTAIN
  [ ]                             [ ]                       [ ]

     Every properly executed proxy will be voted in the manner specified hereon and, in the absence of specification, will be treated as granting authority to vote FOR the above-enumerated proposals.

          The undersigned hereby acknowledges receipt of the Notice of a Special Meeting dated June 13, 2002 and the Proxy Statement attached hereto:


          ----------------------------------------------------------------------
          Signature(s) of shareholder(s)


          ----------------------------------------------------------------------
          Signature(s) of shareholder(s)


          Date:                                               , 2001
               -----------------------------------------------


          IMPORTANT: Please sign legibly and exactly as the name appears on this card. Joint owners must EACH sign the proxy. When signing as executor, administrator, attorney, Director or guardian, or as custodian for a minor, please give the FULL title of such. If a corporation, please give the FULL corporate name and indicate the signer's office. If a partner, please sign in the partnership name.

IF VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                       OR

Vote On-Line

1.  Read the enclosed Proxy Statement and have your Proxy Card* at hand.
2.  Go to the Web Site www.proxyvote.com.
3.  Enter the 12-digit Control Number found on your Proxy Card.
4.  Cast your vote using the easy-to-follow instructions.

Vote By Toll-Free Phone Call

1.  Read the enclosed Proxy Statement and have your Proxy Card* at hand.
2.  Call the toll-free number: 1-800-690-6903.
3.  Enter the 12-digit Control Number found on your Proxy Card.
4.  Cast your vote using the easy-to-follow instructions.

         *DO NOT MAIL THE PROXY CARD IF VOTING BY INTERNET OR TELEPHONE.